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                                                                   EXHIBIT 23.1

                                                 [LETTERHEAD OF ARTHUR ANDERSEN]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Form S-1 registration statement of our report, which includes a matter of emphasis, dated April 14, 2000, (except with respect to the matters discussed in Note 14, which is dated as of February 6, 2001) included herein and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
-------------------------------
Arthur Andersen LLP




Los Angeles, California
February 13, 2000